EXECUTION VERSION

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.  ANY SUCH DISPOSITION MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Up to $1,600,000	March 2, 2011

FOR VALUE RECEIVED, DELTATHREE, INC., a Delaware corporation, DELTA THREE ISRAEL, LTD., an Israeli company, and DME SOLUTIONS, INC., a New York corporation (jointly and severally, the “Borrower”), hereby absolutely, irrevocably, unconditionally and jointly and severally promises to pay to the order of D4 HOLDINGS, LLC, a Delaware limited liability company (“Lender”), in United States dollars and in immediately available funds, the principal sum of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000), or such lesser amount as may be advanced by Lender to the Borrower from time to time in accordance with the terms and conditions of that certain Loan and Security Agreement dated of even date herewith, between the Borrower and Lender (as it may be amended, modified, extended or restated from time to time, the “Loan Agreement”), together with interest thereon, as provided in the Loan Agreement; provided, however, that upon conversion of any principal due under this Convertible Promissory Note (this “Note”) into Conversion Shares pursuant to and subject to the terms of Section 4 hereof, such conversion will constitute the discharge of such principal so converted under this Note to the extent herein provided.  The aggregate principal amount outstanding under this Note shall not exceed one million six hundred thousand dollars ($1,600,000).  This Note is subject to all of the terms and conditions set forth in, and such terms and conditions are hereby incorporated herein by reference to, the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  In the event of any conflict between the provisions of this Note and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

1.           The obligations of the Borrower evidenced by this Note are secured as set forth in the Loan Agreement.  Payment of such obligations, and the liens securing such obligations, are subordinated as set forth in the Loan Agreement

2.           Except as otherwise provided in the Loan Documents, all outstanding principal and interest with respect to Loan Advances shall be due and payable in full on the Maturity Date.  The daily unpaid principal balance outstanding under this Note shall bear interest at the rate(s) set forth in the Loan Agreement.  All payments in respect of amounts outstanding under this Note shall be paid in immediately available funds to the account(s) specified by Lender from time to time.  Any payment due in respect of this Note which falls due on a day other than a Business Day shall be made on the next Business Day.

3.           Upon the occurrence of an Event of Default, Lender shall have, and shall be entitled to exercise, all of the rights and remedies set forth in the Loan Agreement and the other Loan Documents.

4.           Conversion

(a)           Optional Conversion.  The Lender may, at any time and from time to time prior to the Maturity Date, upon giving written notice to the Borrower, elect to convert all or any portion of the outstanding principal amount of this Note  into that number of whole shares of the Borrower’s Common Stock (or such other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms ) (“Conversion Shares”) as is determined by dividing (x) such principal amount by (y) $.08 (the “Conversion Price Per Share”),  subject to adjustment as provided in this Section 4.  Any accrued and unpaid interest outstanding on the portion of this Note being converted, at the time of such conversion will become immediately due and payable to the Lender in cash.  Any accrued and unpaid interest on the principal portion of this Note that is not converted shall be due and payable in accordance with the Loan Agreement.

(b)           Reservation.  The Borrower will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note into Conversion Shares, such number of shares of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of this Note into Conversion Shares in full.  If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of this Note into Conversion Shares, the Borrower will take such action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as is sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its certificate of incorporation.  The Borrower further agrees that all shares of Common Stock that may be issued upon the conversion of the rights represented by this Note will be duly authorized and will be validly issued, fully paid and non-assessable, free from all taxes, Liens (other than Liens created by Lender), charges and preemptive rights with respect to the issuance thereof, other than restrictions imposed by federal and state securities laws.

(c)           Mechanics of Conversion; Delivery of Shares.  Upon total or partial conversion of this Note, the Lender will surrender the original of this Note, duly endorsed, to the Borrower at its principal office.  The Borrower will deliver a certificate or, if requested by the Lender, certificates for Conversion Shares issuable on conversion of this Note as soon as practicable after surrender of this Note for conversion (bearing such legends as may be required in the reasonable opinion of counsel to the Borrower), but the Person or Persons to whom such certificates are issuable will be considered the holder of record of the Conversion Shares from the time this Note is surrendered by the Lender.  If less than all of the outstanding principal amount of this Note is converted pursuant to Section 4(a), the Borrower will additionally deliver to the Lender an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Lender.  Upon the conversion of this Note, all rights of the Lender, except the right to receive the Conversion Shares in accordance with this Article 4, will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(d)           Fractional Shares. In lieu of issuing fractional shares upon conversion of all or any portion of this Note, the Borrower shall pay cash in an amount equal to the product of the then applicable Conversion Price Per Share and the number of fractional shares that would otherwise be issuable hereunder.

(e)           Adjustment.  The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price Per Share therefor are subject to adjustment upon the occurrence of any of the following events between the Issue Date and the date that all Obligations hereunder are repaid or this Note is converted into Conversion Shares:

 (i)           Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Conversion Price Per Share of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

 (ii)          Adjustment for Other Dividends and Distributions. In case the Borrower shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the capital stock that is payable in (i) securities of the Borrower or (ii) other assets or property, then, and in each such case, the Lender, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the number of Conversion Shares issuable upon such exercise prior to such date, the securities or such other assets of the Borrower to which the Lender would have been entitled upon such date if the Lender had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

 (iii)         Adjustment for Reorganization, Consolidation, Merger.  In case of any reorganization, reclassification or similar event involving the Borrower (or of any other corporation the stock or other securities of which are at the time receivable on the conversion of this Note) after the initial issuance date of this Note, or in case, after such date, the Borrower (or any such corporation) shall consolidate with or merge with another entity, then, and in each such case, the Lender, upon the conversion of this Note at any time after the consummation of such reorganization, consolidation or merger, will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Lender would have been entitled upon the consummation of such reorganization, consolidation or merger if the Lender had converted this Note immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Borrower) will be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the Lender, to the end that the provisions set forth in this Section 4 will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note.  The successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Borrower) will duly execute and deliver to the Lender a supplement hereto reasonably acceptable to the Lender acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation or merger.

 (iv)         Conversion of Stock.  In case all the authorized Common Stock of the Borrower is converted, pursuant to the Borrower’s Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Lender, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “Termination Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Lender would have been entitled to receive upon the Termination Date if the Lender had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

(f)           Certificate of Adjustments.  The Borrower will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price Per Share or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Lender in accordance with the provisions of this Section 4.  The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based.

(g)           No Change Necessary.  The form of this Note need not be changed because of any adjustment in the Conversion Price Per Share or in the number of Conversion Shares issuable upon its conversion.

5.           General

(a)           The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.  No release of any security for the payment of this Note or extension of time for payment of this Note, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other Person shall release, discharge, modify, change or affect the liability of the Borrower under this Note.

(b)           Each right, power and remedy of Lender under this Note, the Loan Agreement, any other Loan Document, or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.  No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note, the Loan Agreement, any other Loan Document, or to exercise any right, power or remedy consequent upon an Event of Default shall constitute a waiver thereof, or preclude Lender from exercising any such right, power or remedy.  No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the Borrower and Lender. This Note shall inure to the benefit of and be binding upon the Borrower and Lender and their respective successors and assigns; provided that except as set forth in the Loan Agreement, the Borrower shall have no right to assign any of its rights or delegate any of its obligations under this Note; and provided further that there shall be no restrictions of any nature on Lender’s right to assign this Note or its rights hereunder.  The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision.  This Note shall be deemed to be made in, and shall be governed by the laws of, the State of Delaware (without regard to its conflicts of laws principles).

[signature page follows]

IN WITNESS WHEREOF, this Convertible Promissory Note has been duly executed by the undersigned as of the day and year first above written.

BORROWER:

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President

DELTA THREE ISRAEL, LTD.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President

DME SOLUTIONS, INC.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President